PRICING SUPPLEMENT NO. 91                                  Rule 424(b)(3)
DATED: December 9, 1997                               File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes   Book Entry Notes
$70,000,000               [x]                   [x]

Original Issue Date:      Fixed Rate Notes      Certificated Notes
December 11, 1997         [_]                   [_]

Maturity Date:
December 11, 1998

Option to Extend Maturity:              No  [x]

                                        Yes [_]   Final Maturity Date:


                                          Optional             Optional
                       Redemption         Repayment            Repayment
Redeemable On          Price(s)           Date(s)              Price(s)
-------------          ----------         ----------           ----------

N/A                    N/A                N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%
----------------------------

*        On the 11th of each month.

**       On the 11th of each month.

***      5.98%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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